EXHIBIT 10.5

                                LETTER AGREEMENT

THIS LETTER AGREEMENT (the "AGREEMENT") is entered into on the 21st day of April, 2004 between Fengcheng Gold Corporation, Liaoning (an enterprise incorporated in [FORIEGN LANGUAGE CHARACTERS OMITTED] Liaoning province, the People's Republic of China) whose place of business is No. 65, [FORIEGN LANGUAGE CHARACTERS OMITTED], Liaoning province, the People's Republic of China ("PARTY A") and JHP Resources Limited (a corporation incorporated in British Columbia, Canada), whose place of business is #168-2633 Viking Way, Richmond, B.C. Canada V6V 1N3 ("PARTY B").

WHEREAS after friendly negotiations between Party A and Party B, the parties wish to set out in this Agreement their agreement in principle to set up a Sino-foreign equity joint venture company (the "JOINT VENTURE") (to be named [FORIEGN LANGUAGE CHARACTERS OMITTED] and to be incorporated in [FORIEGN LANGUAGE CHARACTERS OMITTED] Liaoning Province, the People's Republic of China for the purposes of, among others, exploring precious metals and other mineral and land resources within an agreed region in [FORIEGN LANGUAGE CHARACTERS OMITTED] district in Liaoning province (as shown in the red line diagram annexed hereto) in the People's Republic of China.

NOW THEREFORE, the parties hereto hereby execute this Agreement to set forth certain agreements with regard to the exploration of land resources within the agreed region by the Joint Venture as more fully set forth below:

JOINT VENTURE

1. ESTABLISHMENT AND CAPITAL: The Joint Venture will be established [FORIEGN LANGUAGE CHARACTERS OMITTED], in Liaoning province, THE People's Republic of China as a sino-foreign equity joint venture company with limited liability. The Joint Venture will be entitled to all the benefits and incentives policies as a sino-foreign equity joint venture enterprise as prescribed under laws and regulations of the PRC. The registered capital of the Joint Venture shall be US$300,000 (to be contributed by Party A in an amount of US$63,000 as the valued consideration of the exploration rights, and by Party B in an amount of US$237,000 in cash) and the Joint Venture will be funded by a total investment of US$1,200,000 by Party B ("TOTAL INVESTMENT"). After Party B has invested the Total Investment of US$1,200,000, Party B shall hold 79% of the shares in the registered capital of the Joint Venture, otherwise, Party B shall hold a pro rata amount of its shares based on the ratio of its actual investment to the Total Investment.

      The investments shall be invested in stages as referred to below.

INVESTMENT IN THE JOINT VENTURE

2. APPROVALS: Party A will apply and obtain (1) all approval, registrations, permits, licences, certificates and letters of authorization (collectively, the "CONSENTS") from all relevant government and regulatory authorities for the establishment and operation of the Joint Venture for a period of 25 years; (2) all Consents for the performance and implementation of this Agreement; and (3) all Consents in connection with the business and activities of the Joint Venture, being the exploration of precious and non-precious metals and other mineral resources within the region as shown in the red line diagram annexed hereto ( collectively "FORMAL APPROVALS"). Party A shall be responsible to do all such acts, make such applications and to prepare all such documents to secure and obtain the Formal Approvals, including without limitation, the feasibility study of establishing the Joint Venture and the environmental study for the exploration of mineral resources in the agreed region.

3. EXPLORATION CONCESSIONS AND RIGHTS: Party A will be responsible, on behalf of the Joint Venture, for the purchase or otherwise the transfer, obtain, issue or authority of legal and valid exploration permits, concessions and rights in the district ("EXPLORATION CONCESSIONS").

4.    FIRST STAGE:

4.1 Party A shall obtain such Exploration Concessions required for the business of the Joint Venture as contribution to the Joint Venture. Such contribution represents 21% of the shares in the registered capital of the Joint Venture held by Party A.

4.2   Party B agrees  to bear  pre-operating  expenses  on  behalf  of the Joint
      Venture   prior  to  the   establishment   of  the  Joint   Venture   (the
      "PRE-OPERATING EXPENSES").

4.3 A People's Republic of China legal opinion shall be delivered to Party B confirming that Party A has obtained the Formal Approvals and the performance of paragraph 4.1 has been completed (the "PRC OPINION"). Within 10 days of the date of the delivery of the PRC Opinion to Party B (the "INVESTMENT DATE") and provided that Party A is in compliance with the above paragraphs, Party B shall pay to Party A (the "FIRST STAGE INVESTMENT") a sum of US$300,000 or its equivalent in RMB or HK$ (an amount of US$273,000 being the contribution to the registered capital payable by Party B and the remaining sum may be used for Pre-Operating Expenses). For such purposes, any Pre-Operating Expenses shall be deemed to be contributions by Party B to the First Stage Investment and such Pre-Operating Expenses shall be deducted from the sum of US$300,000 or its equivalent in RMB or HK$ actually paid to the Joint Venture in satisfaction of the First Stage Investment. Any balance of the remaining sum not used for Pre-Operating Expenses will be allocated to satisfy the Second Stage Investment. However, Party B shall reimburse the Joint Venture for any Pre-Operating Expenses incurred in excess of the remaining sum of US$27,000 to be used for Pre-Operating Expenses.

5.    SECOND STAGE:

      Within 3 months after the incorporation of the Joint Venture, and provided
      that  there  is  no  breach  of  the   representations,   warranties   and
      undertakings of Party A, Party B shall either:

      (a) make a further contribution (the "SECOND STAGE INVESTMENT") to the total investment of the Joint Venture in the sum of US$300,000 or its equivalent in RMB or HK$; or

      (b) to be proposed by Party B and accepted by Party A, retransfer (the "SECOND STAGE RETRANSFER") 60% of the shares in the registered capital held by Party B in the Joint Venture to Party A at no further consideration such that after the Second Stage Retransfer, Party B will hold 19% of the shares in the Joint Venture, while Party A will hold 81% of the shares in the Joint Venture.

      Should the Second Stage Retransfer be effected, the Third Stage Investment (as hereinafter defined) or Third Stage Retransfer (as hereinafter defined) will lapse and Party B shall have no other obligation to make any more investments or contributions into the Joint Venture whatsoever.

6.    THIRD STAGE:

      Within 6 months after expiry of the date of the Second Stage Investment, and provided that there is no breach of the representations, warranties and undertakings of Party A, Party B shall either:

      (a) make a further contribution (the "THIRD STAGE INVESTMENT") to the total investment of the Joint Venture in the sum of US$300,000 or its equivalent in RMB or HK$; or

      (b) to be proposed by Party B and accepted by Party A, retransfer (the "THIRD STAGE RETRANSFER") 40% of the shares in the registered capital held by Party B in the Joint Venture to Party A at no further consideration such that after the Third Stage Retransfer, Party B will hold 39% of the shares in the Joint Venture, while Party A will hold 61% of the shares in the Joint Venture.

      Should the Third Stage Retransfer be effected, the Fourth Stage Investment (as hereinafter defined) or Fourth Stage Retransfer (as hereinafter defined) will lapse and Party B shall have no other obligation to make any more investments or contributions into the Joint Venture whatsoever.

7.    FOURTH STAGE:

      Within 6 months after the expiry of the date of the Third Stage Investment, and provided that there is no breach of the representations, warranties and undertakings of Party A, Party B shall either:

      (a) make a further contribution (the "FOURTH STAGE INVESTMENT") to the total investment of the Joint Venture in the sum of US$300,000 or its equivalent in RMB or HK$; or

      (b) as proposed by Party B and accepted by Party A, retransfer (the "FOURTH STAGE RETRANSFER") 20% of the shares in the registered capital held by Party B in the Joint Venture at no further consideration such that after the Fourth Stage Retransfer, Party B will hold 59% of the shares in the Joint Venture, while Party A will hold 41% of the shares in the Joint Venture.

      Should the Fourth Stage Retransfer be effected, Party B shall have no other obligation to make any more investments or contributions into the Joint Venture whatsoever.

8.    FURTHER CONTRIBUTION AND INTERPARTY LOANS:

8.1 After the Fourth Stage Investment has been made by Party B, any working capital and cash requirements of the Joint Venture will be met in such manner as the board of directors of the Joint Venture (the "BOARD") may from time to time resolve, which may include, but not limited to, advances from financial institutions, other third party sources or by further advances from Parties A and Party B.

      If Parties A and Party B are required to extend loans and/or any provision of finance to the Joint Venture ("FURTHER ADVANCE"):

      (1) such loans shall be made by them in accordance with the ratio of holding in the registered capital (the "SHARED RATIO");

      (2)   any such loans shall be made on terms that:

            (a) they shall be unsecured and interest-free and are repayable only when the Board determines that the financial condition and cash requirements of the Joint Venture permit repayment in whole or in part; and

            (b) they shall only be repaid in such proportions so as to ensure that the total loans remaining due to each party shall be in accordance with the Shared Ratio.

8.2 Should any party refuse or fail to provide Further Advances pursuant to the Shared Ratio to the Joint Venture, the other party shall [have the right, but not the obligation, to] provide such portion of the Further Advance to the Joint Venture on behalf of such party and such portion of the Further Advance be deemed as a loan from the other party to such party (the "INTERPARTY LOAN"). The terms of the Interparty Loan are as follows:

      (a) It is repayable at any time and charged at an interest rate of 8% per annum calculated and payable on a monthly basis on the outstanding amount of the Interparty Loan;

      (b) For so long as the Interparty Loan and any accrued interest has not been repaid in full, 75% of the share of the obliged party in any and all future distributions of profits by the Joint Venture pursuant to its holdings in the registered capital shall be paid to the other party firstly towards the satisfaction of any unpaid accrued interest on the Interparty Loan and thereafter towards repayment of any outstanding principal of the Interparty Loan and the obliged party shall be entitled to the remaining 25%, until the Interparty Loan is fully repaid.

      [(c) Party B may request/ask for further guarantee/securities as it may require to secure the Interparty Loan.]

9. FORMAL LEGAL AGREEMENTS: The parties agree that the formal legal agreements will set out appropriate and in more detail (subject to limitations and qualifications to be agreed) operations and arrangement in relation to the Joint Venture, including without limitation the constitutional documents.

10.   REPRESENTATIONS AND WARRANTIES AND UNDERTAKINGS

Party A represents and warrants that the Formal Approvals, when obtained or granted, are legal, valid, binding and enforceable and capable of allowing the Joint Venture to conduct the intended business.

Party B represents and warrants that starting from the date that Party A on behalf of the Joint Venture applies for the relevant Consents, Party B shall pay the Pre-Operating Expenses to Party A in accordance with Clause
       4.2 of this Agreement so that the Joint Venture can be established smoothly.

Party A undertakes to Party B that it shall take all necessary steps to maintain the effectiveness of the Formal Approvals. Party A must also deal with and prohibit all illegal exploration and mining activities within the exploration region of the Joint Venture (as shown in the red line diagram annexed hereto).

Party B undertakes to Party A that if the Joint Venture cannot be established due to the fault of Party B, the Pre-Operating Expenses paid by Party B to Party A shall not be refundable. If Party A does not agree (or accept) the terms of the retransfer proposed by Party B at the Second Investment Stage, the Third Investment Stage or the Fourth Investment Stage, Party B shall make investment in such amount and within such period to the Joint Venture in accordance with this Agreement.

MANAGEMENT OF JOINT VENTURE

11. MANAGEMENT AND SUPERVISION: Management and supervision of the Joint Venture shall be the responsibility and the sole discretion of the Board of the Joint Venture, who shall set the Joint Venture's objectives and policies and guidelines and supervise and review the performance of the Joint Venture, to operate and carry out the business of the Joint Venture. Unless otherwise agreed between the parties to this Agreement, the Board shall have 5 members.

12. CHAIRMAN OF THE BOARD: The chairman of the Board of the Joint Venture shall be the director nominated by Party B, with the deputy chairman being a director nominated by Party A.

13. DECISION OF THE BOARD: All decisions of the Board shall be passed by a simple majority of three or more members, except the following matters will require unanimous approval of the members of the Board:

      (a) amendments to the articles of the Joint Venture and the rules thereof;

      (b)   merger with, segregation of or formation of new enterprises; and

      (c)   dissolution of the Joint Venture.

14.   APPOINTMENT TO THE BOARD:

      Party B shall be entitled to appoint (and remove) 3 members to the Board, while Party A shall be entitled to appoint (and remove) 2 members to the Board in writing. If a retransfer is effected after the Second Stage Investment to the Fourth Stage Investment, the entitlement to appoint directors to the Board shall be adjusted correspondingly according to the change in the proportion of the shares held by both parties.

15. APPOINTMENT TO SUPERVISORY COMMITTEE: The supervisory committee shall be comprised of 3 members. Party A shall appoint (and remove) the convener to the supervisory committee. Party B shall appoint (and remove) 2 members to the supervisory committee.

16. SENIOR MANAGEMENT: Senior management of the Joint Venture includes the General Manager, the Chief Financial Officer and the Chief Operating Officer. The General Manager and the Chief Financial Officer shall be nominated by Party B and the Chief Operating Officer shall be nominated by Party A

CONFIDENTIALITY

17. CONFIDENTIALITY: Each of the parties shall keep confidential and shall not disclose to any other person, nor use for any purpose except the purposes of the Joint Venture, any information obtained from the other party as a result of negotiating, entering into or implementing the Joint Venture other than information which:

      (a) is required to be disclosed by operation of law or any stock exchange regulations or any binding judgment or order, or any request of a competent authority;

      (b) is reasonably required to be disclosed in confidence to a party's professional advisers for use in connection with the Joint Venture and/or matters contemplated herein; or

      (c) is or becomes within the public domain (otherwise than through the default of the recipient party).

GOVERNING LAW

18. GOVERNING LAW: This Agreement shall be governed by laws of the People's Republic of China.

PROCEDURE

19. Definitive LEGAL DOCUMENTS: Following and within [60] days of the execution of this Agreement (the "Period"), the parties will proceed as rapidly as possible with the preparation, negotiation and execution of the definitive legal agreements (the "FORMAL DOCUMENTS").

20. EXCLUSIVITY: During the Period, Party A agrees not to deal, partner and/or cooperate with any third party regarding the setting up of the Joint Venture, the proposed business of the Joint Venture and the mining rights.

JURISDICTION

21. JURISDICTION: Each of Party A and Party B hereby irrevocably agrees that any suit, action or proceeding (together in this Clause referred to as "PROCEEDINGS") arising out of or in connection with this Agreement may be brought in the courts of the People's Republic of China, submits to the jurisdiction of such courts in connection therewith and waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum.

DISPUTE RESOLUTION

22.    In the event that any  difficulty  or dispute  arises in  relation to the interpretation or implementation of this Agreement or the Formal Documents, the relevant parties shall attempt to resolve such dispute through friendly consultation or conciliation between representatives of the parties appointed for the purpose. If the relevant parties are unable to resolve any dispute in this manner within ninety days of such dispute arising, then any party may elect to submit the dispute to the China International Economic and Trade Arbitration Commission in Beijing, the People's Republic of China for arbitration.

23. Any arbitration of any dispute in relation to this Agreement shall be governed by the laws of the People's Republic of China. Any arbitration award resulting from such proceedings shall be final and binding on the parties. The costs of any arbitration proceedings shall be borne by the losing party.

ASSIGNMENT

24. In principle, neither Party A nor Party B shall be entitled to transfer or otherwise create any encumbrance over any interest, rights or duties over this Agreement. If upon occurrence of certain events which are recognized by both parties as one in which one of the parties has to transfer or otherwise create any encumbrance over any interest, rights or duties over this Agreement, such transfer or the creation of such encumbrance shall be subject to the written consent of the other party and the other party shall have the right of first refusal.

INVESTMENT RISK AND RIGHTS

25. INVESTMENT RISK: All investments made by Party B under this Agreement shall be used as funding for exploration of land resources. If the results of such exploration show no value for industrial mining, Party B shall not be entitled to request for the refund of the investment. Both parties shall hold their shares in accordance with their agreed ratio within 6 months. In the event that no investment or transfer of the exploration results in the whole have been made within 6 months of this Agreement, the results of exploration shall belong to Party A and the Joint Venture shall be dissolved.

26. INVESTMENT RIGHTS: (a) If the result of exploration shows value for industrial mining, the Joint Venture shall have first priority in the mining rights and Party A and Party B shall have the rights and obligations according to the Shared Ratio under this Agreement; (b) if the result of exploration shows value for industrial mining but does not fulfill the production conditions agreed by both parties, the assignment proceeds of such exploration result shall be allocated between Party A and Party B according to the Shared Ratio in the Joint Venture.

STATUS

28. STATUS: This Agreement represents the good faith intentions of the parties to proceed with the proposed Joint Venture and is legally binding and creates legal obligations on all parties. Its purpose is to set out the principles on which the parties intend in good faith to negotiate definitive Formal Documents.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

SIGNED BY                                   )
                                            )
on behalf of FENGCHENG                      )
GOLD CORPORATION,                           )
LIAONING                                    )
in the presence of:                         )




SIGNED BY                                   )
                                            )
on behalf of JHP                            )
RESOURCES LIMITED                           )
in the presence of:                         )